EXHIBIT 10.18



              THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO CHAPTER 48 OF TITLE 15 OF THE CODE OF LAWS OF SOUTH CAROLINA

                         AMENDED AND RESTATED AGREEMENT

        This Amended and Restated Agreement (this "Agreement") is dated as of July 15, 1996, executed as of this 17th day of September, 1996 (except Sections 2.3(iii) and 6.6 are dated as of September 15, 1996) by and among Carolina First Bank, a South Carolina corporation ("CFB"), Internet Organizing Group, Inc., a Georgia corporation ("IOG"), the Organizers (as set forth on the Signature Page hereof, which include Kelton International, Limited and which are hereinafter referred to as the "Organizers"), and the Kelton Group of Investors (as set forth on the Signature Page hereof and which are hereinafter referred to as the "Kelton Group").

                                    PREAMBLE

        WHEREAS this Agreement amends and restates in full that certain Agreement entered into July 15, 1996 by and among CFB, IOG, the Organizers (as set forth on the Signature Page thereof, and the Kelton Group of Investors (as set forth on the Signature Page thereof);

        NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                   SECTION I. CERTAIN COVENANTS OF THE PARTIES

        1.1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the definitions indicated.

        "Accrued Interest Payable" means interest on Deposits which is accrued but has neither been posted to a deposit account nor paid as of the Transfer Date.

        "Accrued Interest Receivable" means interest on loans which is accrued but unpaid as of the Closing Date.
        "Cash Items" means all cash items, suspense items and items in process of collection, that are related to the IB Deposits.

        "CFB IB Operation" shall mean the CFB Internet banking operation described in Section 2.2 hereof.

        "Deposit" shall have the meaning set forth in Section 3(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1813(l), including, without limitation, individual retirement accounts and cash management accounts.

        "IB Contracts" means any leases, contracts and other agreements owned by CFB and utilized principally in the CFB IB Operation.

        "IB Deposit" means a Deposit (except South Carolina Deposits), including Accrued Interest Payable thereon, which has been gathered through the CFB IB Operation.
        "IB Loan" means any loan substantially effected through the CFB IB Operation and any other loans of such types or categories and in such amounts as are agreed upon by the parties hereto, together with any Accrued Interest Receivable thereon, the related servicing rights and all records associated therewith.
        "Net Book Value" means the value of an asset on the books of CFB as of the date of the Transfer determined in accordance with Generally Accepted Accounting Principles ("GAAP"), but without regard to any general allowance for credit losses.
        "Premier Charter" shall mean the thrift charter of Premier Bank, FSB.

        "South Carolina Deposits" shall mean IB Deposits associated with customers who on the date hereof,

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are customers of CFB.
        "Transfer" shall mean the transfer of the assets and liabilities of the CFB IB Operation to IOG, all as more specifically set forth in Section III and other sections of this Agreement.

                  SECTION II. CERTAIN COVENANTS OF THE PARTIES

        2.1. ACQUISITION OF CHARTER. IOG shall use its best efforts to acquire the Premier Charter on substantially the terms and otherwise as contemplated in that certain H(e)-1 Application of IOG filed (or to be filed) with the Office of Thrift Supervision, a copy of which has been provided to CFB. In the event that IOG does not reasonably expect to obtain the Premier Charter on reasonably acceptable terms or in a timely manner, IOG shall use its best efforts to acquire another banking charter on reasonably acceptable terms (such other charter, or the Premier Charter being hereinafter referred to as the "Charter").

        2.2. CFB INTERNET BANKING OPERATIONS. Prior to the Transfer, CFB shall conduct certain Internet banking operations (the "CFB IB Operation"), which shall consist of the following:

                (i) As soon as reasonably practicable following the date hereof, CFB shall offer certain banking products via the Internet under the name "The Atlanta Internet Bank, a product of Carolina First Bank" (hereinafter referred to as the "AIB Product"). The AIB Product and the CFB IB Operation shall be offered and conducted as otherwise described herein, including as described on Exhibit A attached hereto.
                (ii) IOG shall provide the management and financial expertise and software required for the operation of CFB's IB Operation all as contemplated herein, including as set forth in Exhibit A attached hereto (the "IOG Services"). IOG shall perform the IOG Services in compliance with applicable law, and in a manner consistent with the reasonable standards in the industry (with due consideration being given to the relative newness of this segment of the banking industry). Notwithstanding the foregoing, the parties acknowledge that IOG shall not have liability for any actions taken by CFB in connection with the CFB IB Operation, and CFB shall indemnify IOG for any liability inuring to IOG as a result of CFB's actions. The IOG Services will be provided beginning on the date hereof and ending on the earlier of the Transfer or the termination of this Agreement, all as described herein.
                (iii) Notwithstanding IOG's authority and responsibilities with respect to CFB IB Operation (as contemplated in Exhibit A), IOG shall not effect any of the following without the prior consent of CFB:
                        (a)     Enter into contracts on behalf of CFB;
                        (b) Incur expenses on its own behalf in connection with the CFB IB Operation which is reasonably expected to involve more than an aggregate of $20,000.
                        (c) Conduct any operations not specifically contemplated in this Agreement (including, without limitation, make expenditures not contemplated in the Expense Estimate attached hereto as Exhibit B).

                        (d) Amend its Articles of Incorporation or Bylaws (with respect to which, CFB's consent shall not be unreasonably withheld).

                (iv) In connection with the CFB IB Operation, CFB shall perform such services as are specifically set forth herein, including in Exhibit
        A. All actions taken by CFB in connection with the CFB IB Operation shall be in compliance with applicable law and in a manner consistent with the reasonable standards in the industry (with due consideration being given to the relative newness of this segment of the banking industry). Notwithstanding the foregoing, the parties acknowledge that CFB shall not have liability for any actions taken by IOG in connection with its providing the IOG Services, and IOG shall indemnify CFB for any liability inuring to CFB as a result of IOG's actions.

        2.3. FUNDING OBLIGATIONS. (i) CFB shall fund the reasonable expenses of the CFB IB Operation from the date hereof through March 31, 1997 (which date may be extended by CFB). Notwithstanding the foregoing except as set forth in
Section 2.3(ii), CFB shall not be required to fund the CFB IB Operation if the amounts expended by CFB as contemplated in Exhibit B, plus losses associated with the CFB IB Operation exceeds

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$1,125,985 (the "CFB Funding Cap") (CFB's actual expenditures and net losses associated with the CFB IB Operation being hereinafter referred to as the "CFB Expenditures"). Subject to Section 2.3(ii), in the event that the CFB Funding Cap is reached, then CFB may elect not to provide further funding and may terminate the CFB IB Operation as contemplated in Section 8.1(v).

        (ii) In the event that (A) the CFB Funding Cap is reached (the "Cap Date") and IOG is not in default under this Agreement (except for a default resulting from the March 31, 1997 deadline having been reached) or (B) this Agreement is terminated under Section 8.1(iv) (such date of termination or the Cap Date being hereinafter referred to as the "Termination Date"), CFB (unless it reasonably determines that there is no reasonable likelihood that the Transfer will occur before the earlier of 120 days from the Termination Date or July 31, 1997) shall continue to fund the reasonable costs of the CFB IB Operation until the earlier of 120 days from the Termination Date, July 31, 1997, or the Transfer; provided, however, that all costs during such period shall be subject to approval of CFB and provided further that CFB shall not be obligated to expend additional amounts in excess of $200,000 (the $200,000, together with any other expenses of CFB in excess of the CFB Funding Cap, being hereinafter referred to as the "Reimbursable Expenses"). At July 31, 1997, the Reimbursable Expenses shall become immediately due and payable by IOG to CFB, which debt shall be payable on a priority basis (prior to repayment of any expenses of other parties set forth on the Signature Page hereof).

        (iii) Concurrently with the execution hereof, the Kelton Group (jointly and severally) agree to purchase 9,000 shares of IOG common stock (as such share amount shall have been equitably adjusted for splits, reverse splits and similar matters) for $1,000,000, payable in cash on the date hereof.

        2.4. RETENTION OF IOG. In connection with the provision by IOG of the IOG Services, the parties agree that at all times, IOG and all of its employees shall be considered an independent contractor of CFB and the parties shall take such action as may be reasonably necessary to ensure such treatment. All work done by IOG in connection with the CFB IB Operation shall be the property of IOG and, unless CFB consents otherwise, IOG shall enter into all contracts executed in connection with the CFB IB Operation in its own name and on its own behalf (such that IOG will be deemed to be the owner and beneficiary of such contracts).

        2.5. CONSIDERATION FOR THE IOG SERVICES. In connection with the provision of the IOG Services, CFB shall pay to IOG its reasonable expenses prior to the Transfer, all as contemplated on Exhibit B attached hereto; provided, however, that in no event shall CFB be required to pay amounts for items in excess of the amounts set forth in Exhibit B attached hereto or to pay amounts (or incur losses) in excess of the amount set forth in Section 2.3. CFB shall make its payments only to IOG and shall have no liability to IOG employees utilized in providing the IOG Services.

        2.6. DIRECT SOLICITATION. In connection with the CFB IB Operation, IOG shall not directly solicit current CFB customers for its banking services. Notwithstanding the foregoing, the parties acknowledge that this Section 2.6 shall not preclude general multi-state solicitation.

        2.7. COOPERATION AND ACCESS. The parties shall reasonably cooperate in order to effect the transactions contemplated herein. The parties hereby to provide the other with full and complete access at all reasonable times to the CFB IB Operation and all matters related thereto.


                  SECTION III. TRANSFER OF THE CFB IB OPERATION

        3.1. TRANSFER OF ASSETS. Upon consummation of the IOG's acquisition of the Charter and upon receipt of all necessary or desirable regulatory approvals associated with the acquisition of the Charter, the Transfer, and the issuance of the stock contemplated in this Section III, CFB shall transfer the CFB IB Operation to IOG (the "Transfer"), which shall include the transfer of the following assets and the assumption of the following

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liabilities:
        (i) The assets transferred shall include the following:
                (1) any tangible assets purchased by and utilized exclusively by the CFB IB Operation, including all furniture, fixtures and equipment utilized exclusively by the CFB IB Operation;
                (2)     all IB Contracts;
                (3)     all IB Loans;
                (4)     the Cash Items;

                (5) any accrued but uncollected income directly associated with the CFB IB operation; and
                (6) all other assets, of any kind and type (tangible or intangible) associated exclusively with the CFB IB Operation, including, without limitation, the accounting records associated with the CFB IB Operation.

        (ii) The liabilities transferred by CFB and assumed by IOG shall include the following:

             (1) all IB Deposits and all obligations of CFB to provide services incidental to the IB Deposits;

             (2)     all liabilities associated with the IB Contracts;

             (3) any accrued but unpaid expenses directly associated with the CFB IB Operation; and

             (4) any other liabilities associated exclusively with the CFB IB Operation and any other liabilities as may be agreed upon by the parties.

The parties acknowledge that they expect that the Transfer will occur in connection with an initial public offering of IOG or a private placement of securities raising at least $10 million (although such shall not be required).

        3.2. CONSIDERATION FOR THE TRANSFER. In connection with the Transfer,
        (i) IOG shall issue to CFB 40,000 shares of IOG Common Stock (the "CFB Shares," which term may include the "Warrants" as defined below if the issuance of such Warrants is required) and
        (ii)    IOG shall pay to CFB a purchase price calculated as follows:

                (1)     100% of the face value of all Cash Items; plus

                (2) 100% of the Reimbursable Expenses not actually reimbursed; plus

                (3) 100% of the absolute value of any net losses associated with the CFB IB Operation (excluding the Reimbursable Expenses); plus

                (4)     100% of the Net Book Value of the Branch Loans; minus

                (5) 100% of the total amount of the Branch Deposits on deposit at the date of the Transfer.

If the results of the above calculations are positive, that amount shall be paid by IOG to CFB, but if the results of the above calculation are negative, that amount shall be paid by CFB to IOG. The parties agree that CFB shall be entitled to receive the CFB Shares so long as it has funded the reasonable expenses of the CFB IB Operation prior to the Transfer, even if the total CFB Expenditures do not equal or exceed the amount of the CFB Funding Cap.

        3.3. CLOSING DELIVERIES AND DOCUMENTS. Upon the consummation of the Transfer, the parties shall deliver to each other such documents as are typically provided in connection with the purchase and sale of branches, including bills of sale, assignments, and assignment and assumption agreements, and officer's certificates. The parties may also mutually elect to enter into a separate transfer agreement containing standard representations, warranties and covenants typical of such transactions.

        3.4. CERTAIN TRANSFER MATTERS. Upon the Transfer, IOG shall be responsible for completing Forms 1099 for customers who were set up in connection with the CFB IB Operation, and other similar customer- related matters.

        3.5. RETENTION OF SOUTH CAROLINA CUSTOMERS. Upon the Transfer, IOG will reasonably cooperate with

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CFB in order to assist CFB in setting up an Internet operation to service customers associated with the SC Deposits. CFB shall pay IOG's out of pocket costs associated with such assistance.

        3.6. EQUITY MAINTENANCE. In the event that CFB does not receive final approval to own the CFB Shares as contemplated above at the time of the Transfer, IOG shall issue to CFB warrants equal exercisable into the CFB Shares (the "Warrants"), which Warrants:
        (i) shall be exercisable upon such terms as shall be acceptable to CFB and applicable regulatory agencies;

        (ii) shall have an exercise price equal to $.01 (which may be paid via "cashless exercise");
and
        (iii) shall have a term of at least 15 years.

        The parties acknowledge that they expect that the form of the Warrants would be substantially the same as the warrants to purchase common stock of Affinity Technology Group, Inc. currently owned by CFB.

        3.7. REIMBURSEMENT. If, after the date hereof, IOG procures equity capital (or debt convertible into equity capital) exceeding $6 million (the "New Capital"), whether in one or a series of offerings, then to the extent that the New Capital exceeds $6 million, all parties hereto shall be reimbursed, on a pro rata basis, (dollar for dollar until paid in full) for the reasonable expenses incurred by the CFB IB Operation (which for CFB will be the CFB Expenditures). The parties acknowledge, on their respective behalf, that Exhibit D sets forth the expenses reimbursable under this Section 3.7 which were incurred prior to June 1, 1996.


                   SECTION IV. MANAGEMENT AND RELATED MATTERS

        4.1. DIRECTORS. In the event that CFB receives regulatory approval to have a representative or representatives serve as members of the Board of Directors of IOG, CFB shall be entitled to designate as part of management's slate, three directors (and the Board of IOG shall not be composed of more than 11 persons). In the event that CFB is not permitted to designate a director (assuming applicable law permits), IOG shall permit a representative of CFB to be present at all IOG Board meetings.

        4.2. EXECUTIVE COMMITTEE. In the event that the IOG Board of Directors establishes an executive committee, such committee must include the CFB-designated director as a member; provided that CFB receives regulatory approval to have a representative serve as a member of the Board of Directors of IOG.

        4.3. VOTING OF STOCK AND OTHER ACTIONS. CFB, the Organizers and the Kelton Group hereby agree to vote their IOG Common Stock and take such other reasonable action as may be necessary to cause the actions set forth in this
Section IV to occur. Each party to this Section IV hereby agree that each of them shall not vote their IOG capital stock or take any actions which are contrary to the purposes and intent set forth in this Section IV; provided, however, that this Section shall not impose restraints upon the actions of any party which would be inconsistent with any applicable fiduciary duties.

        4.4. TERMINATION OF VOTING AGREEMENT. The provisions of this Section IV shall terminate completely upon the completion of an underwritten public offering whereby IOG is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended.

        4.5. CONSENT OF CFB. IOG shall obtain the prior written consent of CFB in connection with the matters set forth below, which consent shall not be unreasonably withheld:
        (i) the issuance by IOG of any shares of capital stock (or securities convertible into capital stock), except as contemplated in Section 6.6 hereof;
        (ii) the selection of investment bankers, attorneys, consultants and other vendors which would be required to establish operations and obtain regulatory approvals; and

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        (iii) material employment-related decisions with respect to executive officers and key employees.
        (iv) amendments to IOG's Articles of Incorporation or Bylaws.


                        SECTION V. REPRESENTATIONS OF CFB

        CFB represents and warrants as follows:

        5.1. ORGANIZATION, GOOD-STANDING AND CONDUCT OF BUSINESS. CFB is a corporation, duly organized, validly existing and in good standing under the laws of the State of South Carolina, and has full power and authority and all necessary governmental and regulatory authorization to own its properties and assets and to carry on its business as it is presently being conducted.

        5.2. CORPORATE AUTHORITY. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of CFB. No further corporate acts or proceedings on the part of CFB are required or necessary to authorize this Agreement.

        5.3. BINDING EFFECT. When executed, this Agreement will constitute a valid and legally binding obligation of CFB, enforceable against CFB in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors of FDIC-insured institutions or the relief of debtors generally, (ii) laws relating to the safety and soundness of depository institutions, and (iii) general principles of equity. The Agreement, when executed and delivered by CFB in accordance with the provisions hereof, shall be duly authorized, executed and delivered by CFB and enforceable against CFB in accordance with its terms, subject to the exceptions in the previous sentence.

        5.4. NON-CONTRAVENTION AND DEFAULTS; NO LIENS. Neither the execution or delivery of this Agreement, nor the fulfillment of, or compliance with, the terms and provisions hereof, will (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, termination of or acceleration of the performance provided by the terms of, any agreement to which CFB is a party or by which it may be bound,
(ii) violate any provision of any law, rule or regulation, (iii) result in the creation or imposition of any lien, charge, restriction, security interest or encumbrance of any nature whatsoever on any asset of CFB, or (iv) violate any provisions of CFB's Articles of Incorporation or Bylaws.

        5.5. NECESSARY APPROVALS. Except for regulatory approvals applicable solely to financial institutions (which approvals (if any are determined by CFB to be required) will be obtained by CFB prior to consummation of the transactions contemplated herein), no consent, approval, authorization, registration, or filing with or by any governmental authority, foreign or domestic, is required on the part of CFB in connection with the execution and delivery of this Agreement or the consummation by CFB of the transactions contemplated hereby.

        5.6. INVESTMENT STATUS AND INVESTMENT INTENT. CFB is acquiring the CFB Shares (and/or the Warrants, as the case may be) for investment for CFB's own account and not with a view to, or for resale in connection with, any distribution thereof, and CFB has no present intention of selling or distributing the common stock of IOG. CFB does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the common stock of IOG. CFB understands that the common stock of IOG to be acquired by CFB has not been registered under the Securities Act of 1933, as amended, or under any state securities laws by reason of specific exemption from the registration provisions of the Securities Act and state securities laws which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.



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                       SECTION VI. REPRESENTATIONS OF IOG

        IOG represents and warrants, and the Organizers to the best of their knowledge, represent and warrant, as follows as of the date hereof:

        6.1. ORGANIZATION, GOOD-STANDING AND CONDUCT OF BUSINESS. IOG is a corporation, duly organized, validly existing and in good standing under the laws of the State of Georgia, and has full power and authority and all necessary governmental and regulatory authorization to own its properties and assets and to carry on its business as it is presently being conducted.

        6.2. CORPORATE AUTHORITY. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of IOG. No further corporate acts or proceedings on the part of IOG are required or necessary to authorize this Agreement.

        6.3. BINDING EFFECT. When executed, this Agreement will constitute a valid and legally binding obligation of IOG, enforceable against IOG in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors or the relief of debtors generally and (ii) general principles of equity. The Agreement, when executed and delivered by IOG accordance with the provisions hereof, shall be duly authorized, executed and delivered by IOG and enforceable against IOG in accordance with its terms, subject to the exceptions in the previous sentence.

        6.4. NON-CONTRAVENTION AND DEFAULTS; NO LIENS. Neither the execution or delivery of this Agreement, nor the fulfillment of, or compliance with, the terms and provisions hereof, will (i) result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in a violation of, termination of or acceleration of the performance provided by the terms of, any agreement to which IOG is a party or by which it may be bound,
(ii) violate any provision of any law, rule or regulation, (iii) result in the creation or imposition of any lien, charge, restriction, security interest or encumbrance of any nature whatsoever on any asset of IOG, or (iv) violate any provisions of IOG's Certificate of Incorporation or Bylaws, copies of which are attached hereto as Exhibit C.

        6.5. NECESSARY APPROVALS. No consent, approval, authorization, registration, or filing with or by any governmental authority, foreign or domestic, is required on the part of IOG in connection with the execution and delivery of this Agreement or the consummation by IOG of the transactions contemplated hereby.

        6.6. CAPITALIZATION. The authorized capital stock of IOG consists solely of 100,000 authorized shares of common stock ("IOG Common Stock"), of which 40,000 are issued and outstanding, 31,000 of which are owned by the Organizers and 9,000 of which are being issued contemporaneously herewith to the Kelton Group as contemplated in Section 2.3(iii) hereof. All of the issued and outstanding shares of IOG are validly issued and fully paid and nonassessable. Except for the CFB Shares (as defined below), there are no outstanding obligations, options, warrants or commitments of any kind or nature or any outstanding securities or other instruments convertible into shares of any class of capital stock of IOG, or pursuant to which IOG is or may become obligated to issue any shares of its capital stock. None of the shares of the IOG Common Stock is subject to any restrictions as to the transfer thereof, except as set forth in IOG's Certificate of Incorporation, Bylaws, or restrictions on account of applicable federal or state securities laws. IOG does not hold 5% or more of any class of equity securities of any other company or legal entity. The CFB Shares (as defined below) will, when issued, be validly issued, fully paid and nonassessable. IOG and the Organizers represent that the $1,000,000 referenced in Section 2.3(iii) hereof has been contributed to IOG.

        6.7. LIABILITIES AND LITIGATION. IOG has no liabilities other than as referenced in this Agreement. There are no claims, actions, suits or proceedings pending or, to IOG's knowledge, threatened against IOG, or to its

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knowledge affecting IOG, at law or in equity, before or by any Federal, state, municipal, administrative or other court, governmental department, commission, board, or agency, an adverse determination of which could have a material adverse effect on the business or operations of IOG (including its ultimate ownership and operation of the Operation), and IOG knows of no basis for any of the foregoing. There is no order, writ, injunction, or decree of any court, domestic or foreign, or any Federal or state agency affecting IOG or to which IOG is subject.

        6.8. OPERATIONS OF THE CFB IB OPERATION AND RIGHTS OF IOG. IOG is not aware of any reason why the AIB Product, when in service, will not operate as previously demonstrated to CFB. Upon execution hereof and after the Transfer, IOG will have (or will reasonably expect to obtain) all necessary rights, licenses and authority to operate the CFB IB Operation as previously described to CFB.


                 SECTION VII. REGULATORY MATTERS AND COMPLIANCE

        7.1. REGULATORY APPROVALS. Consummation of the transactions contemplated herein shall be subject to receipt of all necessary regulatory approvals, and neither party shall be required to consummate any transactions contemplated herein unless all necessary or reasonably desirable regulatory approvals have been obtained. Notwithstanding anything to the contrary herein, in no event shall this Agreement be construed to require either party to take, or impose any liability on either party as a result of its failure to take, any action which is not permissible under applicable law. The consummation of any transaction contemplated herein shall constitute a representation by each party to the other that all regulatory approvals necessary for that particular transaction have been received.

        7.2. EXPENSE OF REGULATORY APPROVALS; COOPERATION. Each party shall be responsible for obtaining any regulatory approvals related to its consummation of the transactions contemplated herein. Each party shall use their respective best efforts to obtain all regulatory approvals and shall cooperate with the other party in order to facilitate the procurement of all regulatory approvals.

        7.3. COMPLIANCE WITH APPLICABLE LAW. Each party shall be responsible for compliance (and hereby covenants to comply) with all applicable laws and regulations in connection with their respective actions taken in connection with the CFB IB Operation; provided, however, that CFB shall have final authority over all regulatory-related matters, including the authority to require IOG to take such actions as CFB deems reasonably necessary or in order to comply with applicable laws and regulations (as reasonably interpreted by CFB).


                            SECTION VIII. TERMINATION

        8.1. BASES FOR TERMINATION. This Agreement may be terminated at any time:
        (i) by mutual consent of the parties;
        (ii) upon 30 days' written notice, by either CFB or IOG, at that party's option, if a permanent injunction or other order, including any order denying any required regulatory consent or approval, shall have been issued by any Federal or state court of competent jurisdiction in the United States or by any United States Federal or state governmental or regulatory body, which order prevents the consummation of the transactions substantially as contemplated herein;
        (iii) by either CFB or IOG, if the other party has failed to comply with the agreements or fulfill the conditions contained herein, provided, however, that any such failure of compliance or fulfillment must be material and the breaching party must be given notice of the failure to comply and a reasonable period of time to cure;
        (iv) upon 30 days' written notice, by either CFB or IOG if it becomes likely (in the reasonable opinion of the terminating party) that the CFB IB Operation will not be able to be operated and transferred as

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contemplated herein or will not be transferred on or before June 30, 1997 (and in the event of such termination, CFB shall be issued the percentage of the CFB Shares (or Warrants) equal to the percentage derived from dividing the CFB Expenditures by the CFB Funding Cap;
        (v) upon 30 days' written notice, by CFB if the CFB IB Operation experiences cumulative losses which, when added to the amounts expended by CFB as contemplated in Exhibit B hereof, exceed the CFB Funding Cap.

        8.2. STANDARD OF LIABILITY. In the event of termination of this Agreement by any party as provided above in Section 8.1(i) or (ii) or (iv), this Agreement shall forthwith become void and there shall be no liability hereunder on the part of any party, or their respective agents, representatives or affiliates, except for intentional breach.

        8.3. EFFECT OF TERMINATION. In the event of termination of this Agreement by any party, Section 9.1, any agreements between the two parties as to indemnification, and any covenants contained herein which are specifically contemplated as being performed after termination shall survive such termination and provided, further, that any termination hereof shall not preclude any party hereto from recovering any legal or equitable damages or relief to which it is entitled.

        8.4. FURTHER AGREEMENTS AFTER TERMINATION. In the event of a termination of this Agreement pursuant to Section 8.1(ii) or (iv), each of the Organizers and each member of the Kelton Group hereby agree not to participate in the formation or operation of any entity (other than IOG) which utilizes any of the assets, principal employees, or expertise of any form or type created, utilized or acquired by IOG or CFB in connection with the CFB IB Operation; provided, however, that this Section 8.4 shall not preclude an individual set forth on the Signature Page hereof from seeking gainful employment with another banking entity so long as such is not part of an effort to transfer assets and/or expertise of IOG to another entity.


                      SECTION IX. MISCELLANEOUS PROVISIONS

        9.1. CONFIDENTIALITY AND NO-USE. Each party will and, will cause its employees and agents to, hold in strict confidence, unless disclosure is compelled by judicial or administrative process, or in the opinion of its counsel, by other requirements of law, all Confidential Information of the other party and will not disclose the same to any person. Confidential Information shall be used only for the purpose of and in connection with consummating the transaction contemplated herein. Each party will and will cause its employees and agents to hold in strict confidence all Confidential Information except for such disclosure as may be required in the ordinary course of business, or unless disclosure is compelled by judicial or administrative process, or in the opinion of its counsel, by other requirements of law. During the pendency of this Agreement, each party agrees that it shall use Confidential Information only in connection with the business of IOG and not for any other purpose. In the event that this Agreement is terminated because of a breach hereof, the breaching party shall never be entitled to use Confidential Information. Subsequent shareholders of IOG shall be required to agree to confidentiality and no-use provisions substantially similar to the provisions contained in this Section
9.1. The term "Confidential Information" shall mean all information of any kind concerning a party hereto (or an affiliate of a party) that is furnished by such party or on its behalf in connection with this Agreement, except information (i) ascertainable or obtained from public or published information, (ii) received from a third party not known to the recipient of Confidential Information to be under an obligation to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Agreement),
(iv) of which the recipient was in possession prior to disclosure thereof in connection herewith, or (v) which was independently developed by the recipient without the benefit of Confidential Information.

        9.2. ANTI-DILUTION. All share amounts set forth herein shall be subject to equitable adjustment in the event of stock splits, stock dividends, reverse stock splits, other similar recapitalizations, and issuances of IOG

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Common Stock (or securities convertible into IOG Common Stock) at less than fair market value (as determined from time to time by the Board of Directors, consistent with their duty of care); provided, however, that such equitable adjustment shall be used only to preserve and not increase the benefits herein to the relevant party.

        9.3. ARBITRATION. Any dispute arising under this Agreement shall be referred to and resolved by arbitration in Atlanta Georgia (if initiated by CFB) or Greenville, South Carolina (if initiated by any other party hereto), in accordance with the rules of the American Arbitration Association, by a panel of three arbitrators, one of whom shall be selected by the IOG, one of whom shall be selected by CFB and the third of whom shall be selected by the arbitrators selected by IOG and CFB. A determination made in accordance with such rules shall be delivered in writing to the parties hereto and shall be final and binding and conclusive upon them. Each party shall pay its or his own legal, accounting and other fees in connection with such an arbitration; provided, however, that the arbitrators may award arbitration costs, including legal, auditing and other fees to the prevailing party in the arbitration proceeding if the arbitrators determine that such an award is appropriate.

        9.4. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter contained herein and there are no agreements, warranties, covenants or undertakings other than those expressly set forth herein.

        9.5. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Agreement shall not be assigned by either of the parties hereto without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld, and provided further, that any actions required or permitted to be taken herein by a party may be taken by an affiliate of such party, provided that such substitution does not have a material adverse affect on the attendant benefits to the other party. It is expressly acknowledged (and consented to by the parties) that it shall be deemed reasonable for CFB to assign all or part of its rights or obligations under this agreement to its parent corporation or a wholly-owned subsidiary of its parent corporation, formed as a small business investment company. This Agreement shall not construed to create or permit third party beneficiaries.

        9.6. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina.

        9.7. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

        9.8. WAIVER. Any term, provision or condition of this Agreement (other than that required by law) may be waived in writing at any time by the party which is entitled to the benefits thereof.

        9.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        9.10. CONSTRUCTION. The parties acknowledge that representations, acknowledgements or covenants expressly made herein by one or more parties to this Agreement are being made only by the parties stated herein as making such representations, acknowledgements or covenants, and no other party shall be deemed to guarantee accuracy or performance of such provisions, unless such is expressly stated.

                    END OF PAGE - NEXT PAGE IS SIGNATURE PAGE

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        In witness whereof, the parties have executed this Agreement as of the date first written above.


Witness:                                     CAROLINA FIRST BANK


__________________________                   By:   /s/Mack I. Whittle, Jr.
                                                   -----------------------
                                             Mack I. Whittle, Jr.




                         INTERNET ORGANIZING GROUP, INC.


__________________________             By:   /s/T. Stephen Johnson
                                              T. Stephen Johnson



KELTON GROUP OF INVESTORS (See Attached Page)





                                   ORGANIZERS



___________________________                         /s/Edward J. Sebastian
(signature)                                         (signature)
---------------------------                        -------------------------
Print name and title (or if an individual             Print name and title (or if an individual
so state)                                             so state)


---------------------------                         -------------------------
(signature)                                         (signature)
---------------------------                         -------------------------
Print name and title (or if an individual             Print name and title (or if an individual
so state)                                             so state)


Kelton International, Limited

/s/Robin C. Kelton
By: Robin C. Kelton, Authorized Person




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